                                                                   Exhibit 23.1

                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements listed below and in the related Prospectuses of our report dated March 3, 1999, with respect to the consolidated financial statements of Michaels Stores, Inc. included in its Annual Report (Form 10-K) for the year ended January 30, 1999.

Form          Registration No.         Pertaining to Michaels Stores, Inc.
----          ----------------         -----------------------------------
 S-3          333-34459                Dividend Reinvestment and Stock
                                       Purchase Plan
 S-3          333-29423                Amended and Restated 1992
                                       Non-Statutory Stock Option Plan
 S-3          333-29421                Amended and Restated 1994
                                       Non-Statutory Stock Option Plan and
                                       Stock Option Agreement dated June 6,
                                       1997, between Michaels Stores, Inc.
                                       and R. Michael Rouleau
 S-3          333-29419                1997 Stock Option Plan
 S-8           33-61055                Employees 401(K) Plan
 S-8          333-29429                1997 Employee Stock Purchase Plan
 S-8          333-29417                Stock Option Agreement dated June 6,
                                       1997, between Michaels Stores, Inc.
                                       and R. Michael Rouleau
 S-8          333-21635                Amended and Restated 1994
                                       Non-Statutory Stock Option Plan
 S-8          333-21407                Amended and Restated 1992
                                       Non-Statutory Stock Option Plan

                                                           /s/ ERNST & YOUNG LLP


Dallas, Texas
April 26, 1999